UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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MOTIVATING THE MASSES, INC.

(Name of Registrant as Specified In Its Charter)

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MOTIVATING THE MASSES, INC.

5950 La Place Court, Suite 160

Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Motivating The Masses, Inc.:

Motivating The Masses, Inc. (“we,” “us,” “our,” “MNMT” or the “Company”) will hold its Annual Meeting of Shareholders for fiscal year ended December 31, 2016 (“Annual Meeting of Shareholders”) at 5950 La Place Court, Suite 160, Carlsbad, California 92008, on July 31, 2017 (the “Meeting Date”), at 3:00 p.m. (Pacific Standard Time). Shareholders of the Company as of June 5, 2017 (the “Record Date”) may attend the meeting in person or telephonically by dialing in at 1-408-638-0968; access code: 277 819 9990. We are holding the meeting for the following purposes:

1)	To elect members of the Board of Directors;

2)	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

This Notice of Annual Meeting of Shareholders and the attached Information Statement dated May 1, 2017 should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which is also provided herein. Collectively, these documents contain all of the information and disclosures required in connection with the 2017 Annual Meeting of Shareholders. Copies of all these materials can be found on the Company’s website at http://www.motivatingthemasses.com/.

By Order of the Board of Directors,

/s/ Lisa Nichols
Lisa Nichols, Chief Executive Officer
May 1, 2017

INFORMATION STATEMENT

For the Annual Meeting of Shareholders to be held on

July 31, 2017

at 5950 La Place Court, Suite 160, Carlsbad, California 92008

at 3:00 p.m. (Pacific Standard Time)

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being filed with the Securities and Exchange Commission (the “SEC”) and available to the shareholders of Motivating The Masses, Inc., a Nevada corporation, on or about May 1, 2017. This Information Statement relates to our resolutions to (a) elect members of the Board of Directors for the coming year; and (b) transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

These resolutions have been adopted by our Board of Directors on May 1, 2017 in accordance with statutes governing Nevada corporations and will be presented at the Annual Meeting of Shareholders.

A majority of our outstanding shares of common stock, $0.001 par value per share (the “Common Stock”), represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law.

Our majority shareholders who beneficially own 59.82% of our outstanding voting shares of Common Stock, have voted via written consent on May 1, 2017 in favor of Proposal 1 included herein. No other votes are required or necessary to adopt the resolutions described in this Information Statement.

We are not asking you for a proxy and you are requested not to send us a proxy.

Dissenters’ Right of Appraisal

Our shareholders do not have dissenters’ rights of appraisal with respect to the proposals to be considered at the Annual Meeting of Shareholders.

Other Business

As of the date hereof, our management has no knowledge of any business other than that described in the notice for the Annual Meeting that will be presented for consideration at the Annual Meeting of Shareholders.

BENEFICIAL OWNERSHIP AND OTHER MATTERS

Record Date

The record date for determining the shareholders entitled to vote at the Annual Meeting of Shareholders is the close of business on June 5, 2017 (the “Record Date”), at which time we expect to have issued and outstanding 16,250,734 shares of Common Stock which are owned by 120 shareholders of record.

Beneficial Ownership

The following table sets forth information known to us as of the Record Date relating to the beneficial ownership of shares of our common stock by:

▪	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;
▪	each director;

▪	each named executive officer; and
▪	all named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of 5950 La Place Court, Suite 160, Carlsbad, California 92008. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of the Record Date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this Annual Report by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class (1)
	Officers and Directors

Common Stock	Lisa Nichols, CEO and Director	6,721,500	41.36%

Common Stock	Susie Carder, Director	3,000,000	18.46%

Common Stock	Alma Diversified Holdings LLC (2)	1,365,000	7.75%

Common Stock	Scott Ryder, Treasurer, Secretary and CFO	0	0%

Common Stock	All directors and named executive officers as a group (3 persons)	9,721,500	59.82%

(1)	Percentage of beneficial ownership of our common stock is based on 16,250,734 shares of common stock outstanding as of the date of the filing. We expect that the total outstanding shares of common stock will stay the same as of the Record Date.
(2)	In connection with the Common Stock Purchase Warrants issued to Andrew Garrett, Inc. on January 22, 2016, for purchase of up to 1,950,000 shares of the Company’s common stock, Andrew Garrett, Inc. subsequently authorized the Company to cancel the original warrant and reallocate a warrant to purchase up to 1,365,000 shares to Alma Diversified Holdings LLC and a warrant to purchase up to 585,000 shares to SDR Diversified Holdings LLC. The percentage of ownership of Alma Diversified Holdings LLC’s stock is based on a total of 17,615,734 shares of common stock, assuming the full conversion of all the warrants it owns.

Changes in Control

Our management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

PROPOSAL 1

PROPOSAL FOR THE ELECTION OF DIRECTORS

The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among our directors and executive officers. Provided below are brief descriptions of the business experience of each director during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

If any director nominee named in this Information Statement shall become unable or decline to serve (an event which the Board of Directors does not anticipate), a substitute may be nominated and elected.

Information with Respect to Director Nominees

Name	Age	Current Position with the Company
Lisa Nichols	50	Chief Executive Officer and Director
Susie Carder	52	Director

Lisa Nichols, Chief Executive Officer and Director

Lisa Nichols is the founder of the Company. She is a best-selling author, a popular public speaker and a powerful coach. Ms. Nichols has been honored with many awards in recognition for her empowering work, including the Humanitarian Award from South Africa, the Ambassador of Good Will Award, Emotional Literacy award, The Legoland Foundation’s Heart of Learning Award. The Mayor of Henderson, Nevada has proclaimed November 20th as Motivating the Teen Spirit Day. And recently the Mayor of Houston, Texas proclaimed May 9th as Lisa Nichols day for her dedication to service, philanthropy and healing. Her book, No Matter What! hit 6 bestsellers list, including the New York Times list. Lisa graduated from Dorsey High School in 1984.

Susie Carder, Director

Susie Carder has been instrumental in the development of the Company’s systems, procedures, company culture, revenue streams, and service delivery for the past 10 years as a consultant and/or as an Executive Coach to the founder Lisa Nichols. Ms. Carder is an expert in providing companies with training, organizational development, management leadership development, and growth solutions. As CEO of Salon Training International from 1995 to 2010, she gained expertise in operations management, finance, sales accountabilities systems, and marketing, and she led the company to increase its revenues and investment opportunities. Susie graduated from Marvista High School in 1982.

Pursuant to our Bylaws, this proposal can be approved at the meeting by a majority of the votes cast at the election, either in person or by proxy.

Our shareholders who beneficially own a majority of our outstanding voting shares of Common Stock have voted via written consent in favor of this proposal as of May 1, 2017. We are not asking you for a proxy for this proposal and you are requested not to send us a proxy.

Executive Officer(s)

Our executive officers who do not serve as directors and/or who are not nominees for election as directors are:

Name	Age	Current Position with the Company
Scott Ryder	48	Chief Financial Officer, Treasurer and Secretary

Scott M. Ryder Jr., Chief Financial Officer, Treasurer and Secretary

Scott Ryder served as the Company’s Chief Financial Officer since October 15, 2015. He is responsible for the Company’s accounting, investor relations, financial decision support, financial planning & analysis, internal audit, tax, human resources and information technology. Prior to joining the Company, Mr. Ryder served as Chief Financial Officer of The ManKind Project USA from 2014 to 2016, a renowned global non-profit charitable organization whose high-profile work empowers men worldwide to missions of service on behalf of their communities. From 2000 to 2012, he served as Head of Operations, Investment Banking Group for D.A. Davidson & Company, a full-service investment firm with $45 billion in client assets under management, and as Chief Operating Officer/Chief Compliance Officer for McGladrey Capital Markets LLC (Costa Mesa). Mr. Ryder earned his Master of Business Administration from the Paul Merage School of Business, University of California, Irvine, in 2000 and Bachelor of Arts in Economics from the University of Redlands in 1991.

GOVERNANCE OF THE COMPANY

Board Committees

Due to our lack of operations and size, we do not have an audit committee. Furthermore, since we are not currently listed on a national securities exchange, we are not subject to any listing requirements mandating the establishment of any particular committees. For these same reasons, we did not have any other separate committees during the fiscal year ended December 31, 2016. All functions of a nominating committee, audit committee and compensation committee were performed by our whole board of directors. Our board of directors may undertake a review of the need for these committees in the future.

Director Independence

We do not currently have any independent directors and none of our directors qualifies as an “audit committee financial expert.”

Code of Ethics

We have adopted a Code of Ethics that applies to all employees, including our officers and directors.

Directors Attendance at Meetings

During fiscal year ended December 31, 2016, the Board held two meetings. None of the directors attended fewer than 75% of the total number of Board of Directors meeting or the Board committee(s) of which he or she was a member during fiscal year 2016.

We intend to schedule a Board meeting in conjunction with our Annual Meeting and expect that our directors will attend, absent a valid reason, such as a schedule conflict.

Shareholder Communications with Directors

Shareholders of the Company who want to communicate with our Board or any individual director can write to:

Motivating the Masses, Inc.

5950 La Place Court, Suite 160

Carlsbad, California 92008

Attn: Management

Your letter should indicate that you are a shareholder of the Company. Depending on the subject matter, the management will:

●	Forward the communication to the Director or Directors to whom it is addressed;

●	Attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

●	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors on request.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that all filing requirements of Section 16(a) applicable to our officers, directors and 10% stockholders during the fiscal year ended December 31, 2016 were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transactions during the last two fiscal years with any director, executive officer, director nominee, 5% or more shareholder, nor have we entered into transactions with any member of the immediate families of the foregoing person (include spouse, parents, children, siblings, and in-laws) nor is any such transaction proposed, except as follows:

Employment Agreement

On January 1, 2015, the Company entered into employment agreements with Lisa Nichols, Chief Executive Officer, Susie Carder, then Chief Operating Officer and Alex Anderson, then Chief Financial Officer. Each employment agreement was for one year starting from January 1, 2015. Pursuant to their employment agreements, Ms. Nichols shall receive an annual salary of $225,000, Ms. Carder an annual salary of $200,000, and Mr. Anderson an annual salary of $100,000. On October 12, 2015, the Company entered into an employment agreement with Scott Ryder as the Company’s Chief Financial Officer to replace Mr. Anderson. Pursuant to his employment agreement, Mr. Ryder receives an annual salary of $150,000. The employment agreements for the officers stipulate a potential bonus at the discretion of the Board of Directors. In the year ended December 31, 2016, the Company paid a bonus of $231,077 to Ms. Nichols our CEO, $152,555 to Ms. Carder our President and COO, and $33,350 to Mr. Henderson our former CFO.

On May 1, 2016, the Company executed employment agreements with Lisa Nichols, Chief Executive Officer and Susie Carder, then Chief Operating Officer, both of who also serve on the Company’s Board of Directors. On October 6, 2016 the employment agreement with Scott Ryder, Chief Financial Officer, automatically renewed for another year. Pursuant to their employment agreements, Ms. Nichols shall receive an annual salary of $225,000, Ms. Carder an annual salary of $200,000, and Mr. Ryder an annual salary of $150,000.

On October 17, 2016, Susie Carder tendered her resignation as President and Chief Operating Officer of the Company. On the same day, the Company and Ms. Carder entered into an independent contractor agreement regarding Ms. Carder’s role as a consultant to the Company. As of the date of this filing, Ms. Carder is a director and consultant of the Company.

Other than disclosed above, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Review, Approval and Ratification of Related Party Transactions

We currently have not adopted formal rules and procedures to review, approve and ratify related party transactions. We may consider adopting such in the future.

LEGAL PROCEEDINGS

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are currently not aware of any pending or threatened legal proceeding that, if determined in a manner adverse to us, could have a material adverse effect on our business and operations.

EXECUTIVE AND DIRECTOR COMPENSATION

The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our principal executive officers during the years ended December 31, 2016 and December 31, 2015.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lisa Nichols, CEO and Director	2016	225,000	152,002	—	—	—	—	152,002	377,022
	2015	225,000	231,077	—	—	—	—	231,077	456,077

Susie Carder, President, COO and a Director (1)	2016	225,000	32,705	—	—	—	—	32,705	149,372
	2015	200,000	152,555	—	—	—	—	152,555	352,555

Alex Henderson, Treasurer, CFO and a Director (2)	2016	—	—	—	—	—	—	—	—
	2015	80,000	33,350	25,000	—	—	—	58,350	138,350

Scott Ryder, Treasurer, Secretary and CFO (3)	2016	150,000	40,874	—	—	—	—	40,874	190,874
	2015	34,375	—	—	—	—	—	—	34,375

(1)	Susie Carder was the Company’s President and Chief Operating Officer until October 17, 2016 when she tendered her resignation.
(2)	Alex Henderson was appointed as Chief Financial Officer and a Director of the Company in November of 2013; and resigned in October 2015.
(3)	Scott Ryder was appointed as Chief Financial Officer on October 12, 2015.

Employment Agreement

On January 1, 2015, the Company entered into employment agreements with Lisa Nichols, Chief Executive Officer, Susie Carder, Chief Operating Officer and Alex Anderson, then Chief Financial Officer. Each employment agreement is for one year starting from January 1, 2015. Pursuant to their employment agreements, Ms. Nichols shall receive an annual salary of $225,000, Ms. Carder an annual salary of $200,000, and Mr. Anderson an annual salary of $100,000. On October 12, 2015, the Company entered into an employment agreement with Scott Ryder as the Company’s Chief Financial Officer to replace Mr. Anderson. Pursuant to his employment agreement, Mr. Ryder receives an annual salary of $150,000. The employment agreements for the officers stipulate a potential bonus at the discretion of the Board of Directors. In the year ended December 31, 2015, the Company paid a bonus of $231,077 to Ms. Nichols our CEO, $152,555 to Ms. Carder our President and COO, and $33,350 to Mr. Henderson our former CFO.

On May 1, 2016, the Company executed employment agreements with Lisa Nichols, Chief Executive Officer and Susie Carder, then Chief Operating Officer, both of who also serve on the Company’s Board of Directors. On October 6, 2016 the employment agreement with Scott Ryder, Chief Financial Officer, automatically renewed for another year. Pursuant to their employment agreements, Ms. Nichols shall receive an annual salary of $225,000, Ms. Carder an annual salary of $200,000, and Mr. Ryder an annual salary of $150,000. In the year ended December 31, 2016, the Company paid a bonus of $152,002 to Ms. Nichols our CEO, $32,705 to Ms. Carder our President and COO, and $40,874 to Mr. Ryder our CFO.

On October 17, 2016, Susie Carder tendered her resignation as President and Chief Operating Officer of the Company. On the same day, the Company and Ms. Carder entered into an independent contractor agreement regarding Ms. Carder’s role as a consultant to the Company. As of the date of this filing, Ms. Carder is a director and consultant of the Company.

OUTSTANDING EQUITY AWARDS

The Company’s 2016 Equity Incentive Plan was adopted by the Board of Directors on April 26, 2016 and approved by its shareholders holding a majority of the Company’s shares of common stock via written consent on April 26, 2016. No incentive awards were made during the year ended December 31, 2016.

STOCK OPTIONS.

No grants of stock options or stock appreciation rights were made during the year ended December 31, 2016.

LONG TERM INCENTIVE PLANS.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

COMPENSATION OF DIRECTORS

There have been no payments or equity awards issued to any of our directors for their services as directors for the fiscal year ended December 31, 2016.

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Independent Public Accountants

On April 24, 2015, the Company notified Terry L. Johnson, CPA (“Johnson”), its then independent accountant since January 20, 2014, that Johnson was dismissed as its independent registered accountant, after learning that Johnson had ceased operations as described in the Division of Corporation Finance Financial Reporting Manual.

On May 6, 2015, the Company engaged Anton & Chia, LLP (“Anton & Chia”) to act as the Company’s independent registered public accountant beginning immediately and, specifically, to (i) perform a review of the Company’s interim financial statements and Form 10-Q filings for the three quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 in accordance with the requirements of SAS No. 100; and (ii) to audit the balance sheet of the Company as of December 31, 2016 and the related statement of operations, stockholders’ equity and cash flows for the year ended December 31, 2016.

The Company is currently in the process of seeking and engaging a new independent registered public accountant, which may or may not be finalized prior to the Annual Shareholder Meeting. Once a new candidate is identified, the Company plans to seek the approval from the Board of Directors and shareholders who beneficially own a majority of our outstanding voting shares of Common Stock via written consent.

Audit Fees

The aggregate audit fees billed for the fiscal years ended December 31, 2016 and 2015 pertaining to the audit of our annual financial statements and review of our quarterly financial statements were $111,851 and $66,700, respectively.

Audit-Related Fees

No such fees were incurred in fiscal year 2016.

All Other Fees

No other fees were incurred in fiscal year 2016.

Is shareholder vote required to approve the appointment of an independent registered public accountant?

Shareholder ratification of the appointment of our independent auditors is not required by the Company’s bylaws or otherwise. However, we normally submit this proposal to the shareholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. If the appointment of an independent registered public accountant is not ratified, the Board of Directors will reconsider the appointment. Even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its shareholders.

We are currently seeking a candidate for our independent auditors, which may or may not be identified prior to the Annual Shareholder Meeting. When a candidate is identified and approved by our Board of Directors and shareholders who beneficially own a majority of our outstanding voting shares of Common Stock via written consent, we plan to file a Current Report on Form 8-K to disclose the appointment. We are not asking you for a proxy in connection with such appointment and you are requested not to send us a proxy.

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SHAREHOLDER PROPOSALS FOR ANNUAL MEETING OF FISCAL YEAR 2017

Any shareholder who intends to present a proposal at Annual Meeting of Shareholders for fiscal year ended December 31, 2017 must ensure that the proposal is received by the Company at 5950 La Place Court, Suite 160, Carlsbad, California 92008 no later than September 30, 2017, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, information statements and other information with the SEC. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 was filed with the SEC on April 14, 2017, a copy of which is being provided to you accompanying this Information Statement. on You may read and copy any other documents we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov or at our website at http://www.motivatingthemasses.com/.

THIS INFORMATION STATEMENT IS DATED MAY 1, 2017. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ABOVE, UNLESS EXPRESSLY PROVIDED, AND THE MAILING OF THIS INFORMATION STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,

/s/ Lisa Nichols
Lisa Nichols, Chief Executive Officer
May 1, 2017